Exhibit 99.B(d)(1)(A)(i)

AMENDED SCHEDULE A

The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services, LLC shall act as Manager are as follows:

Series

ING AllianceBernstein Mid Cap Growth Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Mutual Shares Portfolio

ING Global Resources Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Value Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

AMENDED SCHEDULE B

COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, LLC (the “Manager”) to the following Series of the ING Investors Trust (the “Trust”), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES	RATE

ING Global Resources Portfolio,	0.750% first $750 million in combined assets of these Series
ING T. Rowe Price Capital Appreciation Portfolio,	0.700% next $1.25 billion
ING T. Rowe Price Equity Income Portfolio,	0.650% next $1.5 billion
ING Van Kampen Growth and Income Portfolio, and	0.600% on assets in excess of $3.5 billion
ING Van Kampen Real Estate Portfolio

ING AllianceBernstein Mid Cap Growth Portfolio and	0.850% first $250 million in combined assets of these Series
ING Marsico Growth Portfolio	0.800% next $400 million
0.750% next $450 million
0.700% on assets in excess of $1.1 billion

ING BlackRock Large Cap Growth Portfolio	0.800% on first $500 million
0.750% on next $250 million
0.700% on next $500 million
0.650% on next $750 million
0.600% on assets in excess of $2 billion

ING BlackRock Large Cap Value Portfolio	0.800% on first $500 million
0.750% on next $250 million
0.700% on next $500 million
0.650% on next $750 million
0.600% on assets in excess of $2 billion

ING Evergreen Health Sciences Portfolio	0.750% on the first $500 million
0.700% on assets in excess of $500 million

ING Evergreen Omega Portfolio	0.600% on the first $750 million
0.550% on next $750 million
0.500% on next $5 billion
0.475% on next $5 billion
0.455% on next $5 billion
0.440% on next $5 billion
0.430% on assets in excess of $21.5 billion

SERIES	RATE

ING FMRSM Diversified Mid Cap Portfolio(1)	0.650% on first $800 million in assets
0.600% on the next $700 million in assets
0.58% on assets in excess of $1.5 billion

ING MFS Total Return Portfolio, and	0.750% on first $250 million in combined assets in these Series
ING Oppenheimer Main Street Portfolio®	0.700% on next $400 million
0.650% on next $450 million
0.600% on assets in excess of $1.1 billion

ING Franklin Mutual Shares Portfolio	0.780% on first $5 billion
0.750% on next $5 billion
0.730% on next $5 billion
0.710% on next $5 billion
0.690% on assets in excess of $20 billion

ING International Growth Opportunities Portfolio	1.000% of first $500 million of assets
0.800% on assets in excess of $500 million

ING Janus Contrarian Portfolio and	0.810% on first $250 million in combined assets of these Series
ING Legg Mason Value Portfolio	0.770% on next $400 million
0.730% on next $450 million
0.670% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio	1.000% on first $50 million
0.950% on next $200 million
0.900% on next $250 million
0.850% on assets in excess of $500 million

ING JPMorgan Emerging Markets Equity Portfolio	1.250%

ING JPMorgan Small Cap Core Equity Portfolio	0.900% on first $200 million
0.850% on next $300 million
0.800% on next $250 million
0.750% on assets in excess of $750 million

ING Lord Abbett Affiliated Portfolio	0.750% on first $500 million
0.700% on next $250 million
0.650% on next $500 million

(1) For purposes of calculating fees under this Agreement, the assets of ING FMRSM Diversified Mid Cap Portfolio shall be aggregated with the assets of ING UBS U.S. Allocation Portfolio.

SERIES	RATE

0.600% on assets in excess of $1.25 billion

ING Limited Maturity Bond Portfolio and	0.350% on first $200 million in combined assets of these Series
ING Liquid Assets Portfolio	0.300% on next $300 million
0.250% on assets in excess of $500 million

ING PIMCO Core Bond Portfolio	0.750% on first $100 million
0.650% on next $100 million
0.550% on assets in excess of $200 million

ING PIMCO High Yield Portfolio	0.490%

ING Pioneer Fund Portfolio	0.725% on first $500 million
0.675% on next $500 million
0.625% on assets in excess of $1 billion

ING Pioneer Mid Cap Value Portfolio	0.640%

ING Stock Index Portfolio	0.260%

ING Templeton Global Growth Portfolio	0.960% on first $250 million
0.860% on next $250 million
0.760% on assets in excess of $500 million

ING Van Kampen Capital Growth Portfolio	0.650% first $1 billion
0.600% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio	1.000% first $250 million
0.900% next $250 million
0.750% on assets in excess of $500 million